Exhibit 3.1

CERTIFICATE OF INCORPORATION

 OF

ACORN ACQUISITION CORP.

ARTICLE I

NAME

          The name of the Corporation is Acorn Acquisition Corp.

ARTICLE II

REGISTERED OFFICE AND AGENT

           The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

ARTICLE III

PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

CAPITAL STOCK

          Section 1. Classes and Shares Authorized. The total number of shares of common stock that the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of common stock, $0.0001 par value per share ("Common Stock").  The total number of shares of preferred stock that the Corporation shall have authority to issue is Two Million Five Hundred Thousand (2,500,000) shares of preferred stock, $0.0001 par value per share ("Preferred Stock").

          Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established from time to time by the Board of Directors. The Board of Directors from time to time may fix and determine the relative rights and preferences of the shares of any series so established.

          Section 3. Common Stock.

           (a) After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation paid out any funds legally available therefor.

          (b) After distribution in full of the preferential amount if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

          (c) Except as otherwise may be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on all matters voted upon by the stockholders.

          Section 4. General Provisions. The capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the Corporation, or for any other assets of value in accordance with an action of the Board of Directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and non-assessable.

ARTICLE V

INCORPORATOR

            The name and address of the incorporator is as follows:

Peter B. Hirshfield

1035 Park Avenue

Suite 7B

New York, New York 10028

ARTICLE VI

VOTING

          Cumulative voting in the election of directors is not authorized.

ARTICLE VII

PREEMPTIVE RIGHTS

          Stockholders of the Corporation shall not have preemptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

ARTICLE VIII

BOARD OF DIRECTORS

          Section 1. Board of Directors; Number.

          The governing board of the Corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the By-laws of the Corporation, provided that the number of directors shall not be reduced to less than three unless the outstanding shares are held of record by fewer than three stockholders in which case there need only be as many directors as there are stockholders.

          Section 2. Nomination of Directors.

          (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors, or by any stockholder entitled to vote for the election of directors. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was first mailed to stockholders.

          (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

          (c) The chairman of the stockholders' meeting, may, if the facts warrant, determine and declare to the meting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 3. Certain Powers of the Board of Directors.

          (a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (i) to manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the By-laws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, and to designate one or more committees, such committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time to time by resolutions adopted by the Board of Directors);

         (ii) to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine, without vote or consent of the stockholders;

         (iii) to sell, pledge, lease, exchange, liquidate or otherwise dispose of all or substantially all of the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders' meeting duly called for such purpose or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the entire Board of Directors of the Corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon;

         (iv) to merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation or exchange shall be approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such merger, consolidation, or exchange with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the entire Board of Directors of the Corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and

         (v) to distribute to the stockholders of the Corporation without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the Corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with applicable law.

          (b) As used in this Section 3, the following terms shall have the following meanings:

          (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (ii) a "subsidiary" shall mean any corporation in which the Corporation owns the majority of each class of equity security; and

         (iii) a "substantial stockholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the 1934 Act of 10% or more of the outstanding capital stock of the Corporation.

ARTICLE IX

CONFLICTS OF INTEREST

          Section 1. Related Party Transactions.

          (a) No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

          (i) the material facts as to his or her relationship of interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or Directors or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of the majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

         (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by a vote of the stockholders; or

         (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.

          (b) Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

          Section 2. Corporate Opportunities. Unless otherwise limited by applicable law, the officers, directors, and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined form time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest or their own, unless otherwise limited by applicable law. The provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation, nor shall they be construed to release any employee of the Corporation (other than an officer, director, or member of management) from any duties which such employee may have to the Corporation.

ARTICLE X

LIABILITY OF DIRECTORS

          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE XI

INDEMNIFICATION

          For purposes of this Article XI, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding if it is determined by the groups set forth in the fifth paragraph of this Article XI that he or she conducted himself or herself in good faith and that he or she reasonably believed (i) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation's best interests, or (ii) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the Corporation's best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. A Proper Person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of the Corporation and not while acting on the Corporation's behalf for some other entity.

          No indemnification shall be made under this Article XI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a Corporation in which the Proper Person was adjudged liable to the Corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Further, indemnification under this Article XI in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

          The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he or she was entitled to indemnification under this Article XI against expenses (including attorneys' fees) reasonably incurred by him or her in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

          The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in this Article XI. Entry of judgment by consent as part of a settlement shall not be deemed an adjudication of liability.

          Except where there is a right to indemnification as set forth in this Article XI or where indemnification is ordered by a court, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group (a "Proper Group") that indemnification of the Proper Person is permissible under the circumstances because he or she has met the applicable standards of conduct set forth in this Article X. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the Board of Directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in this paragraph, or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors (including directors who are parties to the action), or (ii) a vote of the stockholders.

          Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under this Article XI, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standards of conduct set forth in this Article XI or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

          Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in the first paragraph of this Article XI may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he or she has met the standards of conduct prescribed by this Article XI (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he or she did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person, but need not be secured, and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by a Proper Group that the facts as then known to such Proper Group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in this Article XI.

ARTICLE XII

ARRANGEMENTS WITH CREDITORS

          Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction may, on summary application by the Corporation or by a majority of its stockholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in the dollar amount owed to the creditors or class of creditors and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agrees to any compromise or arrangement and/or to any reorganization of the Corporation as a consequence of such compromise or arrangement, then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XII

STOCKHOLDERS' MEETINGS

          Stockholders' meetings may be held at such time and place as may be stated or fixed in accordance with the By-laws. At all stockholders' meetings, one third of all shares entitled to vote shall constitute a quorum.

ARTICLE XIII

DISSOLUTION

          Section 1. Procedure. The Corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

          Section 2. Revocation. The Corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

ARTICLE XIV

MISCELLANEOUS

          Meetings of stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware or other applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The election of directors need not be by written ballot, unless the By-laws so provide. The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation.

          Notwithstanding anything herein to the contrary, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote, generally, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 19th day of July, A.D. 2006.

                                                                                                /s/ Peter B. Hirshfield

                                                                                                Name: Peter B. Hirshfield

                                                                                                Incorporator